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Number                                                         Class [  ] Shares


                           Nuveen Senior Income Fund

         Organized Under the Laws of the Commonwealth of Massachusetts

This is to certify that                                   See Reverse for
                                                      Certain Definitions
is the owner of

CUSIP

                Fully Paid and Non-Assessable Class [  ] Shares

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of beneficial interest, with the par value of one-cent ($.01) each, of the
Nuveen Senior Income Fund (herein called the "Trust") transferable on the books of the Trust by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. The shares represented by this certificate are issued and held subject to all of the provisions of the Declaration of Trust establishing the Trust as a Massachusetts business trust and any amendments thereto and any designation of classes, and the By-Laws of the Trust, and any amendments thereto, copies of which are on file with the Transfer Agent, to all of which the holder by acceptance hereof expressly assents. This certificate is executed on behalf of the Trust by the officers as officers and not individually and the obligations hereof are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Trust. This certificate is not valid unless countersigned by the Transfer Agent.

       WITNESS THE FACsimile signatures of its duly authorized officers.

                                            Dated:

                                            Nuveen Senior Income Fund

Secretary, Senior Income Fund        Chairman of the Board and President,
                                            Nuveen Senior Income Fund
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                           Nuveen Senior Income Fund

Nuveen Senior Income Fund (the "Trust") will furnish to any shareholder, upon request and without charge, a full statement of the designations, preferences, limitation as to dividends, qualifications and terms and conditions of redemption and relative rights and preferences of the shares of each class or series of the Trust authorized to be issued, so far as they have been determined, and the authority of the Board of Trustees to determine the relative rights and preferences of subsequent classes or series. Any such request should be addressed to the Secretary of the Trust.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to the applicable laws or regulations:
TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with the right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - _________ Custodian _________________ under Uniform gifts
                     (Cust)                  (Minor)

to Minors Act ____________
                (State)
Additional abbreviations may also be used though not in the above list.

_____________________________________________________________________________

For value received, ______________ hereby sell, assign and transfer unto

_______________________________________
Please insert social security or other identifying number of assignee

_____________________________________________________________________________
(Please print or typewrite name and address, including zip code, of assignee)

_____________________________________________________________________________

___________________________________________________________________ Shares of
the beneficial interest represented by the within certificate, and do hereby irrevocably constitute and appoint __________________________________________

_________________________________________________________________ Attorney to
the Trust.